SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200, Plano, TX		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 987-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2017, Diodes Incorporated (the “Company”), announced several organizational transitions as a result of the planned retirements by Mark King, Senior Vice President of Sales and Marketing, and Edmund Tang, Vice President of Corporate Administration.

Emily Yang, who served as Vice President of Sales, Americas at the Company and was previously Vice President of Global Sales at Pericom Semiconductor, will replace Mr. King as Vice President of Worldwide Sales and Marketing effective December 14, 2017. Mr. King will remain with the Company until his official retirement date on January 12, 2018 to ensure a smooth transition. Ms. Yang has been with the Company since the acquisition of Pericom Semiconductor in November 2015, where she held a number of sales management positions covering Asia, North America and Europe since 1998, including as Vice President of Global Sales.

Julie Holland, who currently serves as Vice President of Worldwide Analog Products, will replace Mr. Tang as Vice President of Corporate Operations effective January 8, 2018. Mr. Tang will remain with the Company until his official retirement date of February 8, 2018 to ensure a smooth transition. Ms. Holland will be responsible for human resources, capital and production planning, quality assurance, information technology and Asia assembly-test operations. Ms. Holland has been with the Company since 2008 and previously spent over 20 years at Texas Instruments (“TI”) where she held several key management roles, last serving as director and general manager of the Connectivity Solutions business unit. Her responsibilities included leading business and technical teams in the United States, Asia and Japan in the development, production and marketing of multiple analog and interface product lines. Prior to joining the Connectivity Solutions business unit, Ms. Holland served at TI as Director, Worldwide Bus Solutions from 2000 to 2001 and as Director, Computer Peripheral and Control Products from 1997 to 1999.

Additionally, Evan Yu will assume Ms. Holland’s current position as Vice President of Worldwide Analog Products, and Gary Yu will be promoted to take over Mr. Yu’s position as President of Asia.

No change in Mss. Holland or Yang’s or Messrs. Evan Yu or Gary Yu’s compensatory arrangements has been made as a result of their appointments.

Item 7.01 Regulation FD Disclosure.

On December 14, 2017, the Company issued a press release announcing the organizational transitions described in Item 5.02 and that the Company anticipates achieving its previously announced goal of $1 billion in annual revenue in fiscal 2017 and announcing its long-term financial target of $1 billion in annual gross profit by fiscal 2025. This update on the Company’s business outlook for fiscal 2017 and target for fiscal 2025 are intended to be within the safe harbor provided by the Private Securities Litigation Reform Act of 1995 (the “Act”) as comprising forward looking statements within the meaning of the Act. A copy of the press release is furnished as Exhibit 99.1.

The information furnished in this Item 7.01, including the exhibit incorporated by reference, will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated December 14, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated December 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIODES INCORPORATED

Dated: December 18, 2017	By	/s/ Richard D. White
RICHARD D. WHITE
Chief Financial Officer